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                                                                     Exhibit 5.1


                       [LETTERHEAD OF ST. JOHN & WAYNE, L.L.C.]


                                    June 18, 1997



Unapix Entertainment, Inc.
200 Madison Avenue
New York, New York 10016

RE: UNAPIX ENTERTAINMENT, INC. FORM S-3 REGISTRATION
    STATEMENT COVERING 4,245,975 AND SHARES OF COMMON STOCK AND
    156,718 CLASS B REDEEMABLE COMMON STOCK PURCHASE WARRANTS
    -----------------------------------------------------------

Dear Sir or Madam:

    We have acted as counsel for Unapix Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of the captioned Registration Statement on Form S-3 filed under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement").

    In that connection, we have examined the Articles of Incorporation and By-laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.


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ST.JOHN & WAYNE, L.L.C.

Unapix Entertainment, Inc.
June 18, 1997
Page 2

    Based upon the foregoing, we are of the opinion that:

    1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

    2. The issuance, sale and delivery of the Common Stock and the Class B Redeemable Common Stock Purchase Warrants offered pursuant to the prospectus forming a part of the Registration Statement have been duly authorized by all requisite corporate action of the Company, and when so issued (to the extent not issued on or prior to the date hereof), sold and delivered, and upon receipt of payment therefor, will be validly issued and outstanding, fully paid and non-assessable.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

    By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or are otherwise within the category of persons described in Section 11(a)(4) of the Act.


                                  Very truly yours,


                                  ST. JOHN & WAYNE, L.L.C.